UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C., 20549



                                   Form 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 30, 2002

                          PANAMERICAN BEVERAGES, INC.
            (Exact name of registrant as specified in its charter)


     Republic of Panama                  1-2290              Not Applicable
(State or other jurisdiction      (Commission File No.)     (I.R.S. Employer
jurisdiction of incorporation                              Identification No.)


           c/o Panamco, L.L.C.
      701 Waterford Way, Suite 800
             Miami, Florida                             33126
(Address of principal executive offices)              (Zip Code)


                                (305) 929-0800
             (Registrant's Telephone Number, including area code)


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Item 5.  Other Events

          Effective August 30, 2002, Mr. Woods W. Staton was appointed the Chairman of the Board of Directors of Panamerican Beverages, Inc. (the "Company") and Mr. Craig D. Jung was appointed the Chief Executive Officer of the Company. The appointments followed the resignation of Mr. William G. Cooling as Chairman and Chief Executive Officer of the Company. A copy of the Severance Agreement and Mutual Release ("Severance Agreement") between the Company and Mr. Cooling is attached as Exhibit 99.1 to this Current Report on Form 8-K. Under the Severance Agreement, the Company agreed to pay Mr. Cooling a lump sum severance payment of $1,350,000, of which $950,000 was an obligation of the Company under Mr. Cooling's employment agreement. The other benefits under the Severance Agreement (i.e., Annual Incentive Award and the Modification of the Restricted Stock Agreement) were also previous agreements of the Company.



Item 7.  Financial Statements and Exhibits

(c) Exhibits.  The following exhibit is filed with this document.

Exhibit Number                              Description

99.1 Severance Agreement and Mutual Release between the Company and William G. Cooling, dated effective as of August 30, 2002



                                   Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Panamerican Beverages, Inc.


Dated September 12, 2002               By: /s/ Carlos Hernandez-Artigas
                                           ---------------------------------
                                           Carlos Hernandez-Artigas
                                           Vice President--Legal, and Secretary